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                                                                    Exhibit 99.9

                             CHARTWELL LEISURE INC.

                 DTC PARTICIPANT OVERSUBSCRIPTION EXERCISE FORM


          This form is to be used only by Depository Trust Company ("DTC") participants to exercise the Oversubscription Privilege in respect of Rights with respect to which the Basic Subscription Privilege was exercised and delivered through the facilities of DTC. All other exercises of the Oversubscription Privilege must be effected by delivery of the Subscription Certificate(s).

          The terms and conditions of the Rights Offering are set forth in the Prospectus dated February __, 1997 (the "Prospectus") of Chartwell Leisure Inc., a Delaware corporation (the "Company"), and are available upon request from ChaseMellon Shareholder Services, L.L.C., the Subscription Agent. Terms used but not defined herein have the meaning ascribed to them in the Prospectus.

          VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON MARCH __, 1997, UNLESS EXTENDED BY THE COMPANY (IN EITHER CASE, THE "EXPIRATION DATE").

                                ---------------

          1. The undersigned hereby certifies to the Company and ChaseMellon Shareholder Services, L.L.C., as the Subscription Agent, that it is a participant in DTC and that it has either (i) exercised the Basic Subscription Privilege in respect of _________ Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent designated in the Prospectus or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Basic Subscription Privilege and will deliver the Subscription Certificates called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent.

          a. The undersigned hereby exercises the Oversubscription Privilege to purchase, to the extent available, _______ shares of Common Stock and certifies to the Company and the Subscription Agent that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf Rights have been fully exercised pursuant to the Basic Subscription Privilege. A true and correct Nominee Holder Oversubscription Certification is attached as Exhibit A hereto.

          b. The undersigned understands that payment of the Subscription Price of $14.00 per share of Common Stock subscribed for pursuant to the Oversubscription Privilege must be received by the Subscription Agent before the Expiration Date and represents that such payment, in the aggregate amount of $________, either (check appropriate box):

[       ] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above


                                       or
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       [ ]     is being delivered to the Subscription Agent herewith


                                              or

       [ ]     has been delivered separately to the Subscription Agent;

and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

       [ ] By uncertified check payable to ChaseMellon Shareholder Services, L.L.C. (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)
               Name of maker__________________________________________
               Date of check__________________________________________
               Bank on which check is drawn___________________________

        [ ] By certified check or bank draft payable to ChaseMellon Shareholder Services, L.L.C.
               Name of maker__________________________________________
               Date of draft__________________________________________

        [ ]    By money order payable to ChaseMellon Shareholder Services,
               L.L.C.
               Issuer of money order__________________________________
               Date of money order____________________________________


DATE AND SIGN HERE:
By:
   ---------------------------           -----------------------
                                         DTC Basic Subscription
Name:                                    Confirmation Number
     _________________________
Title:
      ________________________           ________________________
                                         DTC Participant Number
Dated:
                                         -----------------------
                                         Name of DTC Participant


PARTICIPANTS EXERCISING THE OVERSUBSCRIPTION PRIVILEGE PURSUANT HERETO MUST ALSO SUBMIT THE NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION ATTACHED HERETO AS EXHIBIT A TO THE SUBSCRIPTION AGENT.

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